                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Atria Communities, Inc. for the registration of 200,000 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 1997 (except for Note 11 as to which the date is March 3, 1997) with respect the consolidated financial statements of Atria Communities, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

Louisville, Kentucky
December 22, 1997